Investor Contact: Alex Ovshey
Graphic Packaging Holding Company
404-710-8431
alex.ovshey@graphicpkg.com

Graphic Packaging Holding Company Reports Third Quarter 2018 Results

Highlights

•	Q3 Net Sales were $1,530.0 million versus $1,137.6 million in the prior year period.

•	Q3 Earnings per Diluted Share were $0.30 versus $0.15 in the prior year period.

•	Q3 Adjusted Earnings per Diluted Share were $0.22 versus $0.18 in the prior year period.

•	Q3 Net Income was $94.3 million versus $47.3 million in the prior year period.

•	Q3 Adjusted EBITDA was $256.3 million versus $188.3 million in the prior year period.

•	Integration of the SBS mill and foodservice assets on track; successfully targeting $75 million of synergies.

•	Completed acquisition of Letica Foodservice assets on September 30, 2018; expanding in the growing paperboard-based foodservice market.

ATLANTA, GA, October 23, 2018. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage, foodservice, and other consumer products companies, today reported Net Income for third quarter 2018 of $94.3 million, or $0.30 per share, based upon 311.5 million weighted average diluted shares. This compares to third quarter 2017 Net Income of $47.3 million, or $0.15 per share, based on 310.9 million weighted average diluted shares.

Third quarter 2018 Net Income was positively impacted by a net $25.2 million of special charges and credits that are detailed in the attached Reconciliation of Non-GAAP Financial Measures table. When adjusting for these items, Adjusted Net Income for the third quarter of 2018 was $69.1 million, or $0.22 per diluted share. This compares to third quarter 2017 Adjusted Net Income of $54.8 million or $0.18 per diluted share.
“We are encouraged by our overall progress in the third quarter. Specifically, the integration of the SBS mill and foodservice assets is on track and the pricing to commodity input cost relationship for the CRB and CUK mill and global converting assets turned $6 million positive during the quarter. We announced the Letica Foodservice assets acquisition, which closed on September 30th, and will extend our leading position in the growing North America paperboard-based foodservice market. We also invested $30 million to install a curtain coater on our Macon No. 2 CUK paperboard machine, which we expect will add $10 million of annualized EBITDA,” said President and CEO Michael Doss.
“Third quarter Adjusted EBITDA of $256 million was up $68 million year over year. The SBS mill and foodservice assets generated $63 million of Adjusted EBITDA. We are driving improved profitability across these new assets by successfully executing on our synergy plans. Our CRB and CUK mill and global converting assets generated $6 million of improvement in the quarter driven by increased pricing and the benefits from tuck-under acquisitions. The improvement was partially offset by commodity input cost inflation, specifically, increased freight, chemicals, wood, purchased external paper, and pulp substitute recycled fiber costs, along with labor and benefits inflation. While our profitability improved during the quarter, we were impacted by continued commodity input cost inflation pressures, with wood fiber, chemicals, and resins accelerating during the quarter, hurricane related costs, and reliability issues at our SBS paperboard mills.”
“Pricing improved during the quarter reflecting the benefits of recent pricing initiatives. Importantly, we successfully implemented a second open market price increase this year for our CUK and SBS paperboard during the quarter. We expect the successful open market paperboard price increases we achieved across our CRB, CUK, and SBS paperboard grades over the course of 2018 will drive strong pricing momentum as we turn to 2019. Despite the difficult commodity inflation environment, we are well positioned to generate continued profitability improvement driven by our pricing, new product development, and productivity initiatives.”

Operating Results
Net Sales
Net Sales increased 35% to $1,530.0 million in the third quarter of 2018, compared to $1,137.6 million in the prior year period. The $392.4 million increase was driven by $352.7 million of revenue from the SBS mill and foodservice assets, $28.2 million of improved volume/mix related primarily to acquisitions, and $17.6 million of higher pricing. These benefits were partially offset by $6.1 million of unfavorable foreign exchange.
Attached is supplemental data highlighting Net Tons Sold for the first, second, and third quarter of 2018 and for each quarter of 2017.
EBITDA
EBITDA for the third quarter of 2018 was $282.7 million, or $98.6 million higher than the third quarter of 2017. After adjusting both periods for business combinations and other special charges and credits, Adjusted EBITDA increased 36% to $256.3 million in the third quarter of 2018 from $188.3 million in the third quarter of 2017. When comparing against the prior year quarter, Adjusted EBITDA in the third quarter of 2018 was positively impacted by $62.5 million of Adjusted EBITDA from the SBS mill and foodservice assets, $17.6 million of higher pricing, and $8.9 million of improved net operating performance. These benefits were partially offset by $11.3 million of commodity input cost inflation (primarily freight) and $6.7 million of other inflation (primarily labor and benefits).

Other Results
Net Cash Used in Operating Activities was $300.0 million during the first three quarters of 2018, compared to $118.3 million during the first three quarters of 2017. Adjusting for the new GAAP guidelines related to the classification of certain cash receipts and payments associated with our receivables securitization and sale programs and the cash payments associated with special charges, Adjusted Net Cash Provided by Operating Activities was $416.2 million during the first three quarters of 2018, compared to $443.4 million during the first three quarters of 2017.
Total Debt (Long-Term, Short-Term and Current Portion) decreased $43.9 million during the third quarter of 2018 to $2,943.9 million compared to the second quarter 2018. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) decreased $32.7 million during the third quarter of 2018 to $2,904.2 million compared to the second quarter 2018. The Company's third quarter pro forma 2018 Net Leverage Ratio was 2.97 times Adjusted EBITDA compared to 3.01 times at the end of second quarter 2018.
At September 30, 2018, the Company had available global liquidity of $1,191.6 million, including the undrawn availability under its global revolving credit facilities.
Net Interest Expense was $31.0 million in the third quarter of 2018, up compared to the $22.6 million reported in the third quarter of 2017, primarily reflecting the $660 million of debt assumed from the combination with the SBS mill and foodservice assets and higher average borrowing rates.
Capital expenditures for the third quarter of 2018 were $96.6 million compared to $53.3 million in the third quarter of 2017.
Third quarter 2018 Income Tax Expense was $17.8 million, compared to a $25.9 million expense in the third quarter of 2017.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Cash Provided by Operating Activities, Total Net Debt and pro forma Net Leverage Ratio is attached to this release.

Earnings Call
The Company will host a conference call at 10:00 am eastern time today (October 23, 2018) to discuss the results of Third quarter 2018. To access the conference call, please go to the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com and click the audio webcast link. For those calling from within North America, dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID #8591747). Supporting materials for our conference call have also been posted to the website. Replays of the call will be available for one week following the completion of the call and can be accessed by dialing 855-859-2056.

Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to our expectation for a positive pricing to commodity input cost relationship, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds leading market positions in solid bleached sulfate paperboard, coated unbleached kraft paperboard and coated recycled paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2018	2017	2018	2017
Net Sales	$1,530.0	$1,137.6	$4,515.3	$3,293.8
Cost of Sales	1,273.5	949.2	3,800.4	2,759.7
Selling, General and Administrative	116.8	91.4	352.6	267.6
Other Expense, Net	0.7	2.0	4.1	1.4
Business Combinations, (Gain) on Sale of Assets and Shutdown and Other Special Charges, Net	(27.4)	3.6	7.5	18.3
Income from Operations	166.4	91.4	350.7	246.8
Nonoperating Pension and Postretirement Benefit Income	4.1	4.0	12.4	11.7
Interest Expense, Net	(31.0)	(22.6)	(90.1)	(66.4)
Loss on Modification or Extinguishment of Debt	—	—	(1.9)	—
Income before Income Taxes and Equity Income of Unconsolidated Entity	139.5	72.8	271.1	192.1
Income Tax Expense	(17.8)	(25.9)	(41.4)	(67.1)
Income before Equity Income of Unconsolidated Entity	121.7	46.9	229.7	125.0
Equity Income of Unconsolidated Entity	0.3	0.4	1.0	1.3
Net Income	122.0	47.3	230.7	126.3
Net Income Attributable to Noncontrolling Interest	(27.7)	—	(57.1)	—
Net Income Attributable to Graphic Packaging Holding Company	$94.3	$47.3	$173.6	$126.3

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.30	$0.15	$0.56	$0.41
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.30	$0.15	$0.56	$0.40

Weighted Average Number of Shares Outstanding - Basic	310.8	310.4	310.7	311.3
Weighted Average Number of Shares Outstanding - Diluted	311.5	310.9	311.3	311.9

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	September 30, 2018	December 31, 2017

ASSETS

Current Assets:
Cash and Cash Equivalents	$39.7	$67.4
Receivables, Net	816.0	422.8
Inventories, Net	1,030.7	634.0
Other Current Assets	65.6	45.7
Total Current Assets	1,952.0	1,169.9
Property, Plant and Equipment, Net	3,151.7	1,867.2
Goodwill	1,561.9	1,323.0
Intangible Assets, Net	551.5	436.5
Other Assets	89.5	66.4
Total Assets	$7,306.6	$4,863.0

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$51.9	$61.3
Accounts Payable	642.7	516.5
Other Accrued Liabilities	474.7	273.6
Total Current Liabilities	1,169.3	851.4
Long-Term Debt	2,880.7	2,213.2
Deferred Income Tax Liabilities	460.4	321.8
Other Noncurrent Liabilities	242.3	184.7

Redeemable Noncontrolling Interest	292.2	—

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 310,344,923 and 309,715,624 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	3.1	3.1
Capital in Excess of Par Value	2,079.4	1,683.6
Retained Earnings (Accumulated Deficit)	47.8	(56.0)
Accumulated Other Comprehensive Loss	(341.7)	(338.8)
Total Graphic Packaging Holding Company Shareholders' Equity	1,788.6	1,291.9
Noncontrolling Interest	473.1	—
Total Equity	2,261.7	1,291.9
Total Liabilities and Shareholders' Equity	$7,306.6	$4,863.0

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
In millions	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$230.7	$126.3
Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities:
Depreciation and Amortization	331.8	237.2
Deferred Income Taxes	19.9	51.2
Amount of Postretirement Expense Less Than Funding	(2.6)	(39.6)
Gain on the Sale of Assets	(38.6)	—
Other, Net	31.6	(3.1)
Changes in Operating Assets and Liabilities	(872.8)	(490.3)
Net Cash Used in Operating Activities	(300.0)	(118.3)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(258.6)	(185.8)
Packaging Machinery Spending	(11.4)	(12.0)
Acquisition of Businesses, Net of Cash Acquired	(89.0)	(120.9)
Proceeds Received from the Sale of Assets, Net of Selling Costs	49.4	—
Beneficial Interest on Sold Receivables	902.8	440.4
Beneficial Interest Obtained in Exchange for Proceeds	(226.9)	(15.6)
Other, Net	(6.0)	(0.4)
Net Cash Provided by Investing Activities	360.3	105.7

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	—	(62.1)
Payments on Debt	(143.3)	(18.8)
Borrowings under Revolving Credit Facilities	1,297.5	814.0
Payments on Revolving Credit Facilities	(1,148.5)	(695.8)
Repurchase of Common Stock related to Share-Based Payments	(4.1)	(10.1)
Debt Issuance Costs	(7.9)	—
Dividends and Distributions Paid	(82.1)	(70.2)
Other, Net	1.2	11.4
Net Cash Used in Financing Activities	(87.2)	(31.6)
Effect of Exchange Rate Changes on Cash	(0.8)	2.3
Net Decrease in Cash and Cash Equivalents	(27.7)	(41.9)
Cash and Cash Equivalents at Beginning of Period	67.4	59.1
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$39.7	$17.2

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Cash Provided by Operating Activities, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, sale of assets and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Cash Provided by Operating Activities, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Cash Provided by Operating Activities, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Cash Provided by Operating Activities, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Cash Provided by Operating Activities, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2018	2017	2018	2017
Net Income Attributable to Graphic Packaging Holding Company	$94.3	$47.3	$173.6	$126.3
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	27.7	—	57.1	—
Income Tax Expense	17.8	25.9	41.4	67.1
Equity Income of Unconsolidated Entity	(0.3)	(0.4)	(1.0)	(1.3)
Interest Expense, Net	31.0	22.6	90.1	66.4
Depreciation and Amortization	112.2	88.7	336.3	242.4
EBITDA	282.7	184.1	697.5	500.9
Gain on Sale of Assets	(37.1)	—	(38.6)	—
Charges Associated with Business Combinations and Shutdown and Other Special Charges(a)	10.7	4.2	62.1	18.9
Loss on Modification or Extinguishment of Debt	—	—	1.9	—
Adjusted EBITDA	$256.3	$188.3	$722.9	$519.8

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	16.8%	16.6%	16.0%	15.8%

Net Income Attributable to Graphic Packaging Holding Company	$94.3	$47.3	$173.6	$126.3
Gain on Sale of Assets	(37.1)	—	(38.6)	—
Charges Associated with Business Combinations and Shutdown and Other Special Charges(a)	10.7	4.2	62.1	18.9
Accelerated Depreciation Related to Shutdown	—	7.1	—	7.1
Loss on Modification or Extinguishment of Debt	—	—	1.9	—
Tax Impact of Gain on Sale of Assets, Business Combinations, Shutdown and Other Special Charges, Accelerated Depreciation and Loss on Modification or Extinguishment of Debt	5.6	(3.8)	(5.6)	(8.4)
Tax Reform	(10.9)	—	(10.9)	—
Noncontrolling Interest, Net of Tax	6.5	—	(0.6)	—
Adjusted Net Income Attributable to Graphic Packaging Holding Company	$69.1	$54.8	$181.9	$143.9

Adjusted Earnings Per Share - Basic	$0.22	$0.18	$0.59	$0.46
Adjusted Earnings Per Share - Diluted	$0.22	$0.18	$0.58	$0.46
(a) For the three months ended September 30, 2018 and September 30, 2017, $1.0 million and $0.6 million, respectively, is recorded in costs of sales for inventory valuation adjustments related to business combinations. For the nine months ended September 30, 2018 and September 30, 2017, $16.0 million and $0.6 million, respectively, is recorded in costs of sales for inventory valuation adjustments related to business combinations.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	September 30,	September 30,	December 31,
In millions	2018	2017	2017
Net Income	$347.5	$161.2	$300.2
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	57.1	—	—
Income Tax (Benefit) Expense	(71.2)	89.0	(45.5)
Equity Income of Unconsolidated Entities	(1.4)	(1.5)	(1.7)
Interest Expense, Net	113.4	87.9	89.7
Depreciation and Amortization	431.2	325.5	337.3
EBITDA	876.6	662.1	680.0
Charges Associated with Business Combinations and Shutdown and Other Special Charges	79.1	32.8	35.9
Gain on Sale of Assets, Net	(42.3)	—	(3.7)
Loss on Modification or Extinguishment of Debt	1.9	—	—
Adjusted EBITDA	915.3	694.9	712.2
EBITDA Attributable to NACP from October 1, 2017 to December 31, 2017	62.0	—	—
Adjusted EBITDA for Purposes of Calculating Net Leverage Ratio	$977.3	$694.9	$712.2

	September 30,	September 30,	December 31,
Calculation of Net Debt:	2018	2017	2017
Short-Term Debt and Current Portion of Long-Term Debt	$51.9	$49.6	$61.3
Long-Term Debt (a)	2,892.0	2,238.5	2,225.7
Less:
Cash and Cash Equivalents	(39.7)	(17.2)	(67.4)
Total Net Debt	$2,904.2	$2,270.9	$2,219.6

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	2.97	3.27	3.12
(a) Excludes unamortized deferred debt issue costs.

	Nine Months Ended
	September 30,
In millions	2018	2017
Net Cash Used in Operating Activities	$(300.0)	$(118.3)
Net Cash Receipts from Receivables Sold included in Investing Activities	675.9	424.8
Cash Payments Associated with Business Combinations and Shutdown and Other Special Charges	40.3	136.9
Adjusted Net Cash Provided by Operating Activities	$416.2	$443.4

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2018

Net Tons Sold (000's)	963.7	961.1	968.1	—
2017

Net Tons Sold (000's)	726.8	733.9	743.1	720.0